UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 28, 2018

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Woodbine Avenue, Suite 300

Markham, Ontario, Canada L3R 4G8

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐ Emerging Growth Company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2018, SMTC Corporation (the “Company”), SMTC Manufacturing Corporation of California, SMTC Mex Holdings, Inc., ZF Array Technology, Incorporated, and HTM Holdings, Inc., as US Borrowers, SMTC Manufacturing Corporation of Canada, as Canadian Borrower, the financial institutions which are now or become a party to the Loan Agreement (as defined below) and PNC Bank, National Association, as agent for the lenders, entered into the Thirteenth Amendment (the “Thirteenth Amendment”) to the Revolving Credit and Security Agreement, dated September 14, 2011 (as subsequently amended, the “Loan Agreement”). Any defined terms not defined herein shall have the meanings set forth in the Loan Agreement.

The Thirteenth Amendment is expected to improve the Company’s liquidity by making equipment loans available to the US Borrowers up to a maximum amount of $3,000,000 the Thirteenth Amendment (the “Equipment Loan”); provided, such loans advanced for the purchase of Equipment which will be located in Mexico shall not exceed $2,000,000 in the aggregate. Equipment Loans shall be in such amounts as are requested by the Company, but in no event shall any Equipment Loan exceed eighty percent (80%) of the Net Invoice Cost of the equipment being purchased. Equipment Loans shall be made available to US Borrowers during the period commencing on the date of Thirteenth Amendment and ending on December 31, 2018 (the “Borrowing Period”). At the end of the Borrowing Period, Agent shall calculate the aggregate principal balance of all then outstanding Equipment Loans, which amount shall amortize in equal and consecutive monthly installments of principal, based on a three (3) year amortization schedule, the first of which installments shall be due and payable on the first day of the next month after the end of the Borrowing Period. The Thirteenth Amendment sets the applicable interest rate margins (which margins are added to an interest rate based upon LIBOR or the U.S. base rate, as applicable, to determine the applicable interest rate) based on U.S. base rate plus one and three quarters of one percent (1.75%) for Advances under the Equipment Loans for Domestic Rate Loans. Any outstanding Equipment Loans will become due and payable upon the expiration of and in accordance with the Loan Agreement on January 2, 2021, unless otherwise extended prior to that date (or accelerated due to default under the Loan Agreement).

The foregoing description of the Thirteenth Amendment is qualified in its entirety by reference to the full text of the Thirteenth Amendment and Equipment Note, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03(a) as if fully set forth herein.

Forward-Looking and Cautionary Statements

All statements contained herein that are not statements of historical fact, including statements that use the words “plan,” “expect,” “should,” “make possible,” “designed to,” or other similar words or expressions, that describe the Company’s or management’s future plans, objectives or goals are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements, including those relating to the Loan Agreement and Equipment Loans, involve known and unknown risks, uncertainties and other factors, including those of third parties (including the agent and lenders under the Loan Agreement), that could cause the actual results of the Company’s to be materially different from the historical results and/or from any future events, results or outcomes expressed or implied by such forward-looking statements. Such factors are further addressed in the Company’s annual and quarterly reports, and in other documents or reports, filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Thirteenth Amendment, dated as March 28, 2018, to the Loan Agreement.
10.2	Executed Equipment Note, dated as of March 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2018	SMTC CORPORATION By: /s/ Edward Smith Name: Edward Smith Title: President and Chief Executive Officer